Putnam Mortgage Opportunities Fund, as of May 31, 2016

77Q1

PFT Mortgage Opportunities Fund Annual period ending 5/31/16 Incorporations By Reference
1.	Amendment to Amended and Restated Bylaws dated as of
April 22, 2016 Incorporated by reference to Post Effective Amendment No. 236 to the Registrants Registration Statement filed on June 27, 2016.

2.	Sub Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule A amended as of March 24, 2016 Incorporated by reference to Post Effective Amendment No. 232 to the Registrants Registration Statement filed on March 29, 2016.